Exhibit 99.1

MaxPoint Interactive Announces Third Quarter 2016 Earnings Results

•	Launched Customer Catalyst™, a software-as-service product that matches, enriches and activates CRM lists across the full digital marketing stack

•	Launched the Company’s first solution for in-store consumer pathing and insights, PathPoint

•	Continued strong execution against strategic plan for fiscal year 2016 and 2017 path to profitability
RALEIGH, N.C., – November 10, 2016—MaxPoint (Nasdaq: MXPT), the company that helps manufacturers and retailers generate in-store sales with its innovative Digital Zip® technology, today announced its financial results for the quarter ended September 30, 2016.
Financial Highlights:

•	Revenue of $37.4 million increased 4% in the third quarter of 2016, compared to $36.0 million for the third quarter of 2015.

•	Revenue ex-TAC[1] of $24.9 million increased 8% in the third quarter of 2016, compared to $23.0 million for the third quarter of 2015.

•	Net loss of $2.9 million in the third quarter of 2016 compared to a net loss of $4.8 million for the third quarter of 2015.

•	Adjusted EBITDA[1] of $0.9 million in the third quarter of 2016 compared to $(1.9) million for the third quarter of 2015.

•	Net loss per basic and diluted share of $0.44 in the third quarter of 2016 compared to $0.74 for the third quarter of 2015.

•	Non-GAAP net loss per basic and diluted share[1] of $0.29 in the third quarter of 2016 compared to $0.58 for the third quarter of 2015.
“We executed strongly against our strategic plans during the quarter and our third quarter results provide increased confidence in our ability to achieve adjusted EBITDA profitability in 2017,” said Joe Epperson, MaxPoint's Co-founder and CEO. “We have a solid plan and continue to execute against our broader vision, launching two new products, Customer Catalyst and PathPoint, during the quarter. Customer Catalyst reimagines the standard CRM marketing model by accurately matching physical addresses to digital audiences and enhancing existing customer data with real-time purchase intent and location history. PathPoint, a groundbreaking solution for in-store consumer pathing and insights, enables retailers to be competitive with their ecommerce counterparts by providing that same level of customer pathing intelligence formerly exclusive to online retailers. These new products, and our third quarter results, further demonstrate MaxPoint’s commitment to inspiring transformational changes in how our clients go to market and bring us one step closer to realizing our vision.”

Third Quarter Operating Highlights:

•	Our total number of enterprise customers[1] increased to 766 in the third quarter, up 14% from 670 for the third quarter of 2015.

•	During the quarter, non-display advertising, which includes mobile, video and social, accounted for 51% of revenue, up from 34% of revenue in the third quarter of 2015.

•	During the quarter, revenue from mobile advertising on phones and tablets accounted for 47% of revenue, up from 28% of revenue in the third quarter of 2015.
Business Outlook
The following forward-looking statements reflect MaxPoint’s expectations as of November 10, 2016.
Fourth Quarter 2016 Guidance:

•	Revenue ex-TAC[1] for the fourth quarter ending December 31, 2016 is expected to be between $25.5 million and $29.5 million.

•	Adjusted EBITDA[1] for the fourth quarter ending December 31, 2016 is expected to be between $3.0 million and $5.0 million.
Fiscal Year 2016 Guidance:

•	Revenue ex-TAC[1] for the fiscal year ending December 31, 2016 is expected to be between $93.0 million and $97.0 million.

•	Adjusted EBITDA[1] for the fiscal year ending December 31, 2016 is expected to be between $(6.4) million and $(4.4) million.
1 Represents a Non-GAAP financial measure or operating performance metric. Please see the discussion below under the heading “Non-GAAP Financial Measures and Operating Performance Metrics” and the reconciliations that follow within this release.
MaxPoint is not able to provide a reconciliation to GAAP revenue or GAAP net loss for its fourth quarter and full year 2016 Revenue ex-TAC and Adjusted EBITDA guidance at this time because of the difficulty of estimating certain items that are excluded from Revenue ex-TAC and Adjusted EBITDA guidance, such as traffic acquisition costs and the items excluded from net loss to calculate Adjusted EBITDA, the effect of which may be significant.
Reverse Stock Split
On April 25, 2016, we amended our amended and restated certificate of incorporation effecting a 1-for-4 reverse stock split of our outstanding shares of capital stock. The reverse stock split did not change the number of our authorized shares of capital stock or cause an adjustment to the par value of our capital stock. As a result of the reverse stock split, we were required to adjust the share amounts under our equity incentive plans and common stock warrant agreements with third parties. All disclosures of shares and per share data in this earnings release have been retroactively adjusted to reflect the reverse stock split for all periods presented.
Conference Call
The Company will host a conference call today, Thursday, November 10, 2016 at 5:00PM ET to discuss these results.
The conference call can be accessed at (844) 634-1446 or (503) 343-6038 (International), conference ID #94668589.  The call will also be webcast simultaneously at http://ir.maxpoint.com.

Forward-Looking Statements

This press release contains forward-looking statements, including the quotations from management and the statements in “Business Outlook,” that are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such statements including, but not limited to: our limited operating history, particularly as a newly public company, which makes it difficult to evaluate our current business and future prospects; our ability to achieve or sustain profitability; the effects of increased competition in our market and our ability to compete effectively; our ability to attract new customers or increase the allocation of our existing customers' marketing spend to us; changes in our customers' advertising budget allocations, agency affiliations or marketing strategies; our ability to develop new products and services, enhance our existing products and services or make necessary changes to our technology platform or business model; our ability to expand our business internationally; our ability to comply with, and the effect on our business of, evolving legal standards and regulations, particularly concerning privacy and data protection; the seasonality of our business; our dependence on the continued growth of the digital advertising market; our ability to maintain a supply of media inventory or impressions; our ability to retain key employees and attract additional key employees; our ability to maintain effective internal controls; our recognition of revenue from customer subscriptions over the term of the customer agreements; and general market, political, economic and business conditions, including internationally. Additional factors that could cause actual results to differ materially from those anticipated by our forward-looking statements are described under “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016. Additional information will also be provided in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2016.
You should not rely upon forward-looking statements as predictions of future events. Furthermore, such forward-looking statements are only as of the date of this press release. Except as required by law, we disclaim any obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.
Non-GAAP Financial Measures and Operating Performance Metrics
To supplement our consolidated financial statements, which are prepared and presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), we use the following Non-GAAP financial measures: Revenue ex-TAC, Adjusted EBITDA, Non-GAAP net loss and Non-GAAP net loss per basic and diluted share. We also use number of enterprise customers, which is an operating performance metric. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We use these Non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period performance. Our management believes that these Non-GAAP financial measures provide meaningful supplemental information regarding our results by (1) excluding certain expenses and charges that may not be indicative of our recurring core business activities; and (2) providing information for comparable periods that help both management and investors assess our operating performance. We believe these Non-GAAP financial measures are useful to investors both because they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and because they help our institutional investors and the analyst community analyze our business.
For more information on these Non-GAAP financial measures, see the following descriptions and the tables below captioned “Supplemental Information Including Reconciliations of Non-GAAP Measures to the Nearest Comparable GAAP Measure.”

Revenue ex-TAC
Revenue ex-TAC is a Non-GAAP financial measure defined by us as revenue less traffic acquisition costs. Traffic acquisition costs consist of purchases of advertising impressions from real-time bidding exchanges. We believe that Revenue ex-TAC is a meaningful measure of operating performance because it is frequently used for internal management purposes, indicates the effectiveness of delivering results to advertisers and facilitates a more complete period-to-period understanding of factors and trends affecting our underlying revenue performance. A limitation of Revenue ex-TAC is that it is a measure that other companies, including companies in our industry that have similar business arrangements, either may not use or may calculate differently, which reduces its usefulness as a comparative measure. Because of these and other limitations, we consider, and you should consider, Revenue ex-TAC alongside other GAAP financial measures, such as revenue, gross profit and total operating expenses.
Adjusted EBITDA
To provide investors with additional information regarding our financial results, we provide Adjusted EBITDA, a Non-GAAP financial measure. We define Adjusted EBITDA as net loss before income taxes, interest, amortization and write-off of debt discount, amortization and write-off of deferred financing costs and depreciation and amortization, adjusted to eliminate stock-based compensation expense and change in fair value of common stock warrant liabilities.
We have presented Adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operating plans. In particular, we believe the exclusion of certain items in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our business. Accordingly, we believe that Adjusted EBITDA provides useful information to investors in understanding and evaluating our operating results.
Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
• Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
• Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
• Adjusted EBITDA does not reflect the potentially dilutive impact of equity-based compensation;
• Adjusted EBITDA does not reflect interest or tax payments that may represent a reduction in cash available to us;
• Our definition of Adjusted EBITDA for use as an operating result measure differs from the Adjusted EBITDA definition used by our lender to calculate our amended loan and security agreement quarterly covenant; and
• Other companies, including companies in our industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure.
Because of these and other limitations, we consider, and you should consider, Adjusted EBITDA together with other GAAP-based financial performance measures, including various cash flow metrics, net loss and our other GAAP results.

Number of Enterprise Customers
Our number of enterprise customers is a key operating metric. We believe our ability to increase the revenue we generate from existing customers and attract new customers is an important component of our growth strategy. We also believe that those customers from which we have generated more than $10,000 of revenue during any trailing twelve-month period best identifies customers that are actively using our solution and contribute more meaningfully to revenue. We refer to these customers as our enterprise customers. Our ability to generate additional revenue from our enterprise customers is an important indicator of our ability to grow revenue over time.
In those cases where we work with multiple brands or divisions within the same company or where the company runs marketing campaigns in multiple geographies, even though multiple insertion orders may be involved, we count that company as a single customer. When an insertion order is with an advertising agency, we consider the company on behalf of which the marketing campaign is conducted as our enterprise customer. If a company has its marketing spend with us managed by multiple advertising agencies, that company is counted as a single enterprise customer.
While the number of our enterprise customers has increased over time, this number can also fluctuate from quarter to quarter due to the seasonal trends in the advertising spend of our enterprise and other customers, which can impact the timing and amount of revenue we generate from them. Therefore, there is not necessarily a direct correlation between a change in the number of enterprise customers for a particular period and an increase or decrease in our revenue during that period.
Non-GAAP Net Loss
We define Non-GAAP net loss as net loss less non-cash stock-based compensation expense. We believe the exclusion of this non-cash charge can provide a useful measure for period-to-period comparisons of our business. A limitation of Non-GAAP net loss is that it is a measure that other companies, including companies in our industry that have similar business arrangements, either may not use or may calculate differently, which reduces its usefulness as a comparative measure. Because of these and other limitations, we consider, and you should consider, Non-GAAP net loss together with other GAAP-based financial performance measures, including various cash flow metrics, net loss and our other GAAP results.
Non-GAAP Net Loss per Basic and Diluted Share
We define Non-GAAP net loss per basic and diluted share as net loss less non-cash stock-based compensation expense per basic and diluted share as adjusted for the conversion of preferred stock in periods presented to assume the conversion of all outstanding shares of convertible preferred stock into common stock, as of the beginning of the period. We consider, and you should consider, Non-GAAP net loss per basic and diluted share together with other GAAP-based financial performance measures, including net loss per basic and diluted share, weighted-average shares used to compute net loss per basic and diluted share, net loss and our other GAAP results.
About MaxPoint
MaxPoint is a marketing technology company that generates hyperlocal intelligence to optimize brand and retail performance. We provide a platform for brands to connect the digital world with the physical world through hyperlocal execution, measurement, and consumer insights.
The company’s proprietary Digital Zip® technology and the MaxPoint Intelligence Platform™ predict the most likely buyers of a specific product at a particular retail location and then execute cross-channel digital marketing programs to reach these buyers. For more information, visit maxpoint.com.

MaxPoint Interactive

Public Relations Contact:
Patrick Foarde, 404-879-9254
patrick.foarde@ketchum.com

or

Investor Relations Contact:
Denise Garcia, 800-916-9960
ir@maxpoint.com

MaxPoint Interactive, Inc. and Subsidiary
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands, except share data)

	As of December 31,	As of September 30,
	2015	2016
Assets
Current assets:
Cash and cash equivalents	$41,143	$24,122
Accounts receivable, net	43,336	35,147
Prepaid expenses and other current assets	1,246	1,974
Restricted cash, short-term	1,861	—
Total current assets	87,586	61,243
Property, equipment and software, net	19,385	20,058
Other long-term assets	315	57
Total assets	$107,286	$81,358
Liabilities and Stockholders’ equity
Current liabilities:
Accounts payable	$14,987	$10,164
Accrued expenses and other current liabilities	8,386	9,310
Short-term debt	31,225	26,125
Total current liabilities	54,598	45,599
Other long-term liabilities	955	1,280
Total liabilities	55,553	46,879
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.00005 par value; 500,000,000 shares authorized, 6,560,987 and 6,605,137 shares issued and outstanding as of December 31, 2015 and September 30, 2016, respectively	1	1
Additional paid-in capital	103,114	106,305
Accumulated other comprehensive loss	(82)	(179)
Accumulated deficit	(51,300)	(71,648)
Total stockholders’ equity	51,733	34,479
Total liabilities and stockholders’ equity	$107,286	$81,358

MaxPoint Interactive, Inc. and Subsidiary
Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2016	2015	2016
Revenue	$35,969	$37,418	$99,135	$102,807
Traffic acquisition costs	12,935	12,489	38,053	35,352
Other cost of revenue	4,280	5,135	10,863	14,710
Gross profit	18,754	19,794	50,219	52,745
Operating expenses:
Sales and marketing	12,883	11,182	38,521	37,736
Research and development	6,127	7,083	16,206	20,671
General and administrative	4,347	4,188	11,442	13,889
Total operating expenses	23,357	22,453	66,169	72,296
Loss from operations	(4,603)	(2,659)	(15,950)	(19,551)
Other expense (income):
Interest expense	190	261	1,060	761
Interest income	—	—	—	(3)
Amortization and write-off of debt discount	—	—	1,108	—
Amortization and write-off of deferred financing costs	8	11	189	39
Derivative fair value adjustment related to common stock warrants	—	—	(482)	—
Total other expense	198	272	1,875	797
Loss before income taxes	(4,801)	(2,931)	(17,825)	(20,348)
Provision for income taxes	—	—	—	—
Net loss	$(4,801)	$(2,931)	$(17,825)	$(20,348)

Net loss per basic and diluted share of common stock	$(0.74)	$(0.44)	$(3.50)	$(3.09)

Weighted-average shares used to compute net loss per basic and diluted share of common stock	6,485,755	6,599,233	5,089,110	6,582,118

MaxPoint Interactive, Inc. and Subsidiary
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(in thousands)

	Nine Months Ended September 30,
	2015	2016
Cash flows from operating activities:
Net loss	$(17,825)	$(20,348)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,270	7,137
Stock-based compensation expense	2,756	2,678
Change in fair value of warrants	(482)	—
Bad debt expense	177	324
Loss on disposal of asset	—	4
Amortization and write-off of debt discount	1,108	—
Amortization and write-off of deferred financing costs	189	39
Changes in operating assets and liabilities:
Accounts receivable	6,855	7,802
Prepaid expenses and other current assets	(1,038)	(608)
Security deposits	(41)	(19)
Accounts payable	(5,611)	(5,150)
Accrued expenses and other current liabilities	4,653	888
Other long-term liabilities	570	325
Net cash used in operating activities	(4,419)	(6,928)
Cash flows from investing activities:
Purchases of property, equipment and software	(6,069)	(1,754)
Capitalized internal-use software costs	(4,721)	(5,181)
Changes to restricted cash	563	1,861
Net cash used in investing activities	(10,227)	(5,074)
Cash flows from financing activities:
Proceeds from the issuance of common stock in initial public offering, net of underwriting discounts and commissions	69,518	—
Payments of costs related to initial public offering	(2,304)	—
Proceeds from debt	10,225	3,400
Repayment of debt	(27,500)	(8,500)
Proceeds from stock option exercises	684	106
Proceeds from issuance of common stock under employee stock purchase plan	—	202
Payments for repurchases of common stock	—	(125)
Payments of issuance costs related to debt	(57)	(54)
Net cash provided by (used in) financing activities	50,566	(4,971)
Effect of exchange rate changes on cash and cash equivalents	(5)	(48)
Net increase (decrease) in cash and cash equivalents	35,915	(17,021)
Cash and cash equivalents at beginning of period	12,949	41,143
Cash and cash equivalents at end of period	$48,864	$24,122

MaxPoint Interactive, Inc. and Subsidiary
Condensed Consolidated Statements of Cash Flows (continued)
(Unaudited)
(in thousands)

	Nine Months Ended September 30,
	2015	2016
Supplemental disclosures of other cash flow information:
Cash paid for interest	$1,245	$805
Supplemental disclosures of non-cash investing and financing activities:
Purchases of property, equipment and software included in accounts payable and accruals	$2,527	$419
Additions to property, equipment and software from other long-term assets	$—	$213
Stock-based compensation capitalized in internal-use software costs	$—	$330
Issuance costs related to debt included in accounts payable and accruals	$—	$56
Vesting of restricted stock subject to repurchase	$57	$—
Issuance of lender warrants allocated to debt discount	$335	$—
Conversion of convertible preferred stock to common stock	$25,476	$—
Warrant derivative liability reclassified to additional paid-in capital	$1,132	$—
Liability-based option awards reclassified to additional paid-in capital	$288	$—
Deferred offering costs reclassified to additional paid-in capital	$3,782	$—

MaxPoint Interactive, Inc. and Subsidiary
Supplemental Information Including Reconciliations of Non-GAAP Measures
to the Nearest Comparable GAAP Measure
Unaudited Key Financial and Operating Performance Metrics
(in thousands, except number of enterprise customers)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2016	2015	2016
	(in thousands, except number of enterprise customers)
Revenue	$35,969	$37,418	$99,135	$102,807
Revenue ex-TAC	$23,034	$24,929	$61,082	$67,455
Adjusted EBITDA	$(1,925)	$880	$(8,924)	$(9,406)
Number of enterprise customers	670	766	670	766

Unaudited Reconciliation from GAAP Revenue to Non-GAAP Revenue ex-TAC
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2016	2015	2016
	(in thousands)
Revenue	$35,969	$37,418	$99,135	$102,807
Less: traffic acquisition costs	(12,935)	(12,489)	(38,053)	(35,352)
Revenue ex-TAC	$23,034	$24,929	$61,082	$67,455

Unaudited Reconciliation from GAAP Net Loss to Non-GAAP Adjusted EBITDA
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2016	2015	2016
	(in thousands)
Net loss	$(4,801)	$(2,931)	$(17,825)	$(20,348)
Adjustments:
Interest expense	190	261	1,060	761
Interest income	—	—	—	(3)
Amortization and write-off of debt discount	—	—	1,108	—
Amortization and write-off of deferred financing costs	8	11	189	39
Provision for income taxes	—	—	—	—
Depreciation and amortization	1,628	2,525	4,270	7,137
Stock-based compensation	1,050	1,014	2,756	3,008
Change in fair value of warrants	—	—	(482)	—
Adjusted EBITDA	$(1,925)	$880	$(8,924)	$(9,406)

Unaudited Depreciation and Amortization included in GAAP Net Loss
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2016	2015	2016
	(in thousands)
Other cost of revenue	$1,144	$1,778	$2,942	$5,097
Sales and marketing	111	123	300	356
Research and development	348	592	966	1,591
General and administrative	25	32	62	93
Total depreciation and amortization	$1,628	$2,525	$4,270	$7,137

Unaudited Stock-Based Compensation included in GAAP Net Loss
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2016	2015	2016
	(in thousands)
Other cost of revenue	$30	$23	$68	$65
Sales and marketing	235	202	656	610
Research and development	383	378	930	1,136
General and administrative	402	411	1,102	1,197
Total stock-based compensation	$1,050	$1,014	$2,756	$3,008

Unaudited Reconciliation from GAAP Net Loss to Non-GAAP Net Loss
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2016	2015	2016
	(in thousands)
Net loss	$(4,801)	$(2,931)	$(17,825)	$(20,348)
Stock-based compensation	1,050	1,014	2,756	3,008
Non-GAAP net loss	$(3,751)	$(1,917)	$(15,069)	$(17,340)

Unaudited Reconciliation from GAAP Net Loss per Basic and Diluted Share to
Non-GAAP Net Loss per Basic and Diluted Share
(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2016	2015	2016
	(in thousands, except share and per share data)
Net loss	$(4,801)	$(2,931)	$(17,825)	$(20,348)
Weighted-average shares used to compute net loss per basic and diluted share of common stock	6,485,755	6,599,233	5,089,110	6,582,118
Net loss per basic and diluted share of common stock	$(0.74)	$(0.44)	$(3.50)	$(3.09)

Non-GAAP net loss	$(3,751)	$(1,917)	$(15,069)	$(17,340)

Weighted-average shares used to compute net loss per basic and diluted share of common stock	6,485,755	6,599,233	5,089,110	6,582,118
Weighted-average share impact based on actual conversion of convertible preferred stock	—	—	(2,760,358)	—
Non-GAAP adjustment for convertible preferred stock	—	—	3,712,206	—
Non-GAAP shares used to compute Non-GAAP net loss per basic and diluted share of common stock	6,485,755	6,599,233	6,040,958	6,582,118
Non-GAAP net loss per basic and diluted share of common stock	$(0.58)	$(0.29)	$(2.49)	$(2.63)